==============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

             -----------------------------------------------------


                                   FORM 8-K

             -----------------------------------------------------



                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        May 29, 1998                                      0-23396
-------------------------------            -----------------------------------
   Date of Report (Date of                          Commission File Number
  earliest event reported)


                    SKYLINE MULTIMEDIA ENTERTAINMENT, INC.
            (Exact name of registrant as specified in its charter)

          New York                                      11-3182335
---------------------------------       ---------------------------------------
(State or other jurisdiction             (I.R.S. Employer Identification Number)
of incorporation or organization)


                               350 Fifth Avenue
                           New York, New York 10118
-------------------------------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


                                (212) 564-2224
-------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

===============================================================================

Item 5.           Other Events.

                  As previously reported, On May 20, 1998, Skyline Multimedia Entertainment, Inc., (the "Company") and its subsidiaries entered into a Senior Secured Credit Agreement (the "Credit Agreement") with the Bank of New York, as Trustee for the Employees Retirement Plan of Keyspan Energy Corp. ("Keyspan") and Prospect Street NYC Discovery Fund, L.P. ("Prospect Street", and together with Keyspan, the "Institutional Investors") relating to the financing during April 1998 of an aggregate of $935,000 (the "Financing"), in exchange for receipt by the Institutional Investors of senior secured promissory notes (the "Notes") and warrants to purchase shares of Common Stock of the Company (the "Warrants"). The Notes mature on July 15, 1998 (the "Maturity Date"), accrue interest at a per annum rate equal to 14% and are secured (with certain exceptions) by all the assets of the Company and its subsidiaries. The Notes and the obligations under the Credit Agreement and Warrants are also collateralized by a pledge of the stock of the subsidiaries. On May 29, 1998, the Credit Agreement was amended to increase the loan amount funded by Keyspan from an aggregate of $500,000 to $1,850,000, which increased the total Financing amount from $935,000 to $2,285,000. There were no other modifications to the terms and conditions of the Credit Agreement.

                  The Company is required to obtain an equity financing of at least $3 million prior to the Maturity Date and is currently in the process of reviewing its alternatives. However, it is unlikely that the Company will obtain such financing by the Maturity Date, in which event the Company will not have sufficient cash to repay the Notes. The Company's failure to repay the Notes when they come due will result in a default under the Credit Agreement and other debt instruments executed with the Institutional Investors with respect to prior financings. The Company is currently in discussions with the Institutional Investors.

                  The Company recently hired Jay Berkman as Executive Director of Marketing and Business Development. Prior to joining the Company, Mr. Berkman held the position of Senior Marketing Executive with the Bank of New York electronic commerce division. Prior thereto, Mr. Berkman held various positions in the Investment Banking and Securities Industries during which period he was a consultant to a number of entertainment and theme related enterprises. Mr. Berkman will share the responsibilities of the office of Chief Executive with Steven Schwartz, Executive Director of Operations and Finance. Mr. Schwartz has been with the Company for approximately four years as Chief Financial Officer and has been integrally involved in raising the capital needed to fund the Company's growth during such period. Prior to joining the Company, Mr. Schwartz was employed as an Audit Supervisor by Richard A. Eisner and Co., LLP, a large regional accounting firm located in New York City.

                   Mr. Berkman entered into a two year employment agreement with the Company and will receive an annual salary of $140,000. Mr. Berkman will also receive a signing bonus of $25,000 and an option, exercisable prior to September 15, 1998, to receive either $30,000 in cash or 100,000 shares of restricted stock. Mr. Berkman has been granted options to purchase 200,000 shares of common stock at an exercise price equal to $.3125 per share (the fair market value on the date of grant) vesting over the term of his employment. Mr. Berkman has also been granted options to purchase 300,000 shares of Common Stock at an exercise price equal to $.3125 per share (the fair market value on the date of grant) subject to the Company achieving certain performance targets for the six months ending December 31, 1998 and for the fiscal year ending June 30, 1999.

                  Mr. Schwartz has entered into a one year employment contract with the Company and will receive a salary of $140,000. Mr. Schwartz has been granted options to purchase 100,000 shares of Common Stock at an exercise price equal to $.4375 per share (the fair market value on the date of grant) which vest immediately. Mr. Schwartz has also been granted options to purchase 200,000 shares of Common Stock at an exercise price equal to $.3125 per share (the fair market value on the date of grant) subject to the Company achieving certain performance targets for the six months ending December 31, 1998 and for the fiscal year ending June 30, 1999.

         The Company's Board of Directors has appointed Mr. Steven Vocino as Chairman of the Board to fill the vacancy created by the resignation of Jay Coleman on May 13, 1998. Mr. Vocino is the Founder and President of WTLN-TV, the Teaching Learning Network, and international television program supplier. Mr. Vocino's background includes a variety of fully sponsored internationally televised sporting events (i.e., 1984 Summer Olympic Games, the Traveling Sportsman, Tour of America and the Pan Am Games). Apart from sports programming, Mr. Vocino has established an excellent sponsor and advertising following within the children's market. Productions include Classroom of the Future, College Bound, Pets and Vets and Kids Cafe. Mr. Vocino has established an excellent reputation within the broadcast, cable and public television industry and has won numerous awards for programming, including Telly, Emmy, Golden Globe, Golden Apple, Peabody, International Peace Through Sports Awards and Children's Television Workshop awards. In 1995 Mr. Vocino assumed the responsibilities of President of New Media Inc., a television production company focusing on the travel industry, and was instrumental in its turnaround.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

         (a)      not applicable

         (b)      not applicable

         (c)      Exhibits

                  10.53 First Amendment to Senior Secured Credit Agreement among the Company and its subsidiaries and the Institutional
                          Investors.

                  10.54 Employment Agreement dated May 12, 1998 between the Company and Steven Schwartz.

                  10.55 Employment Agreement dated June 15, 1998 between the Company and Jay Berkman.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 1998        SKYLINE MULTIMEDIA ENTERTAINMENT, INC.



                            By:    /s/Steven Schwartz
                               ---------------------------
                            Name:  Steven Schwartz
                            Title: Executive Director of Operations and Finance